LOCK-UP AGREEMENT
This LOCK-UP AGREEMENT (the "Agreement") is made and entered into as of October __, 2014, by and between Nemus Bioscience, Inc., formerly known as Load Guard Logistics, Inc., a Nevada corporation (the "Company") and ____________ (the "Holder") in connection with the Holder's ownership of shares of the Company's common stock.
RECITALS
A.            WHEREAS, the Company has entered into an Agreement and Plan of Merger dated October __, 2014 among the Company, Nemus, a California corporation ("Nemus"), and the Company's wholly-owned subsidiaries, Nemus Acquisition Corp. and Nemus Bioscience, Inc.  (the "Merger Agreement"), pursuant to which Nemus Acquisition Corp. shall merge with and into Nemus and Nemus will survive as the wholly-owned subsidiary of the Company ("Merger");

B.            WHEREAS, the Company has negotiated certain terms of the Merger Agreement, which require the execution of this Agreement as a condition precedent to closing of the Merger; and

C.            WHEREAS, the holder is willing to enter into this Agreement in connection with the Merger on the terms provided herein.
NOW, THEREFORE, IN CONSIDERATION OF THESE MUTUAL PROMISES AND COVENANTS AND FOR SUCH OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE HOLDER AGREES AS FOLLOWS:
1. Background.
(a) At the effective time of the Merger, the Holder is the beneficial owner of _______ shares of the common stock, $.001 par value, of the Company (the "Shares").
(b) The Holder understands that, as a condition to closing the Merger, the Company has agreed to obtain an agreement from the Holder to refrain from selling the Shares from the date of this Agreement until the one year anniversary thereof (the "Restriction Period"), except as specified in Section 2(a) below.
2. Sale Restriction.
(a) The Holder hereby agrees that during the Restriction Period, the Holder will not sell, transfer, or otherwise dispose of the Shares, other than in connection with (i) an offer made to all stockholders of the Company in connection with merger, consolidation, or similar transaction involving the Company or (ii) an underwritten offering of the Company's securities.  Notwithstanding any other provision of this Agreement, if the managing underwriters advise the Company that marketing factors require a limitation of the number of Shares to be underwritten or exclusion of the Shares, then the managing underwriters may exclude the Shares from the registration and the underwriting.  If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriters. Any Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. The Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of Shares of the Company held by the Holder in violation of this Agreement. The Company agrees to use commercially reasonable efforts not to allow any transaction inconsistent with this Agreement.

(b) Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer all or a portion of the Shares (i) as bona fide gifts or transfers by will or intestacy and (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value; provided, that, in the case of any gift or transfer described in clauses (i) and (ii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned.
(c) In the event of any stock dividend, stock split or consolidation of shares or any like capital adjustment of any of the outstanding securities of the Company, all new, substituted or additional securities or other property to which Holder becomes entitled by reason of ownership of the Shares shall be subject to restriction with the same force and effect as the Shares subject to restriction immediately before such event.
3. Miscellaneous.
(a) At any time, and from time to time, after the signing of this Agreement, the Holder will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.
(b) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the state of Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(c) Notice to the Company. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Nemus Bioscience, Inc., 650 Town Center Drive, Suite 620, Costa Mesa, CA 92626; or (ii) if to the Holder, to: _________, _______________________.
(d) Notice to the Holder. The Holder hereby irrevocably waives personal service of process and consents to process being served in any suit, action, or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the Holder at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The Holder irrevocably appoints the Company as its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon the Holder with the same force and validity as if served upon the Holder.
(e) The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.
(f) This Agreement shall be binding upon the Holder, its legal representatives, successors, and assigns.
(g) This Agreement may be signed and delivered by facsimile or by electronic copies in portable document format ("PDF") and such facsimile or PDF signed and delivered shall be enforceable.
(h) The Company agrees not to take any action or allow any act to be taken that would be inconsistent with this Agreement.

(i) This Agreement is the entire understanding and agreement between the parties and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings with respect to the subject matter of this Agreement. The Holder acknowledges that this Agreement may not be amended without the written consent of the Company, which consent may be withheld, delayed, or denied for any reason or for no reason.
IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the day and year first above written.

THE COMPANY:
Nemus Bioscience, Inc.,
a Nevada corporation

By:	_________________

Its:            Chief Executive Officer

THE HOLDER:
_______________________

By:      ________________________________

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